EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Harvey Electronics, Inc.:

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated January 10, 2007, relating to the consolidated financial statements and schedule of Harvey Electronics, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended October 28, 2006. We also consent to the reference to us under the caption "Experts" in the Prospectus.

                           /s/ BDO Seidman, LLP
                           -------------------------
                               BDO Seidman, LLP

Melville, New York
March 6, 2007